                                                                    Exhibit 10.8

                            Titan Resources I, Inc.
                                   [Address]

                                    [Date]
[Executive Officer of Titan]


Dear ________:

     You ("Officer") and Titan Resources I, Inc. ("Resources") are parties to that certain Officer Severance and Retention Bonus Agreement (the "Severance Agreement") dated June 10, 1999, which provides you with certain compensation and benefit arrangements upon a "Change of Control" (as defined in the Severance Agreement) of Resources' parent, Titan Exploration, Inc. ("Titan").

     As you know, Titan has signed an Agreement and Plan of Merger (the "Merger Agreement") dated December 13, 1999 with Union Oil Company of California, Titan Resources Holdings, Inc. (the "Company") and TRH, Inc., pursuant to which Titan will become a wholly-owned subsidiary of the Company. The transactions contemplated in the Merger Agreement (the "Merger") will constitute a "Change of Control" under the Severance Agreement. You are willing to enter into this letter agreement in order to resolve any uncertainties and ensure that you receive the Severance Payment (as defined below) at the closing of the Merger.

     In consideration the promises, covenants and obligations contained herein, notwithstanding anything to the contrary in the Severance Agreement, Officer and Resources agree as follows:

     1. Severance Payment and Release. On the closing date of the Merger, if it occurs:

     (a) Officer shall execute and deliver to Resources the General Release ("General Release") attached hereto as Exhibit A; and

     (b) Resources shall pay to Officer $___________ (the "Severance Payment"), which shall constitute the "Payment" as that term is used in the General Release. Notwithstanding the foregoing, in the event Officer has any outstanding indebtedness (the "Indebtedness") to Resources or Titan on the closing date of the Merger, the Severance Payment shall be paid as follows:

          (i) to Officer, upon execution of the General Release, to pay any federal income and excise taxes and any related payroll tax obligations of Officer as a result of the Payment;

          (ii)   to Titan, to the extent necessary, to repay the Indebtedness;
                 and

[Executive]
[Date]
Page 2

          (iii)  after the repayment of the Indebtedness referred to in clause
                 (ii) above, the remaining portion of the Severance Payment, if any, will be paid to Officer.

     2. No Consummation of Merger. If the stockholders of Titan approve the Merger Agreement and the Merger is consummated, a "Change of Control" under the Severance Agreement will occur. Officer agrees that in the event the Merger does not occur, neither the execution of the Merger Agreement nor the approval of the Merger Agreement by the Titan stockholders shall constitute a "Change of Control" under the Severance Agreement or otherwise entitle the Officer to any other benefit thereunder.

     3. Entire Agreement/Severability. This letter agreement and the Severance Agreement constitute the entire agreement between the parties with respect to the subject matter hereto and may not be modified or amended in any way except as agreed in writing by both parties. In the event that any of the provisions contained in this letter agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining portions of this letter agreement shall continue in full force and effect.

     4. Binding Agreement; Assignment. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns. Neither this letter agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

     5. Third Party Rights. Except for Titan, which the parties expressly agree is a third party beneficiary with respect to this letter agreement, nothing in this letter agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this letter agreement.

     Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and Resources.

                                    Very truly yours,

                                    TITAN RESOURCES I, INC.


                                    By:_____________________________________

[Executive]
[Date]
Page 3

Accepted and agreed as of
the date first written above:


______________________________________
[Executive]

                                                                       EXHIBIT A
                                                                       ---------

                           GENERAL RELEASE AGREEMENT
                           -------------------------

1. GENERAL RELEASE OF CLAIMS UNDER AGE DISCRIMINATION IN EMPLOYMENT ACT. In consideration of the Severance or Retention Bonus Payment ("Payment") to be made to me under the Officer Severance and Retention Bonus Agreement (the "Agreement"), I hereby release, acquit, and forever discharge (i) Titan Resources I, Inc. and any parent, subsidiary, affiliated entity, successors or assigns (the "Company"), and (ii) the stockholders, officers, directors, employees, agents, representatives, and fiduciaries of the Company (collectively the "Released Parties"), from any and all claims, liabilities, demands, and causes of action of whatever kind or character, whether vicarious, derivative, or direct, that I now have or claim against them arising under the Age Discrimination in Employment Act. This General Release does not waive rights or claims that may arise after the date this General Release is executed. Further in consideration of the Payment to be made to me under the Agreement, I acknowledge and agree that the Released Parties may recover from me any loss, including attorney's fees and costs of defending against any claim brought by me, they may incur arising out of my breach of this General Release.

     I understand that I may revoke my acceptance of paragraph 1 of this General Release by so notifying the Company within seven days of the date I execute this General Release. I further understand that if I do not timely revoke my acceptance of paragraph 1, paragraph 1 of this General Release is final and binding, and I agree not to challenge its enforceability. If I do challenge its enforceability, I agree initially to tender to the Company the Payment made under the Agreement, and invite the Company to retain such money and agree with me to cancel this General Release. In the event the Company accepts my offer, the Company shall retain such money and paragraph 1 of this General Release will be void. In the event the Company does not accept my offer, the Company shall place such money in an escrow account pending the resolution of any dispute as to whether paragraph 1 of this General Release shall be set aside and/or otherwise rendered unenforceable.

2. GENERAL RELEASE OF CLAIMS OTHER THAN UNDER AGE DISCRIMINATION IN EMPLOYMENT ACT. In consideration of the Payment to be made to me under the Agreement, I hereby release, acquit, and forever discharge (i) the Company, and (ii) the Released Parties, from any and all claims, liabilities, demands, and causes of action of whatever kind or character, whether vicarious, derivative, or direct, that I now have or claim against them connected in any way to the Agreement or any claim for benefits under the Agreement (other than as described in Paragraph 3 below), or my employment, continuation of employment, or, if applicable, termination of employment with any of the Released Parties, or with any other act, conduct, or omission of any of the Released Parties, including but not limited to claims arising under any federal, state, or local laws relating to the employment relationship, other than claims, liabilities, demands, and causes of action under the Age Discrimination in Employment Act. This General Release does not waive rights or claims that may arise after the date this General Release is executed. Further in consideration of the Payment to be made to me under the Agreement, I acknowledge and agree that the Released Parties may recover from me any loss, including attorney's fees and costs of defending against any claim brought by me, they may incur arising out of my breach of this General Release.

3. NO RELEASE OF COMPANY'S OBLIGATION TO MAKE TAX GROSS-UP PAYMENT UNDER THE AGREEMENT. Any provision of this General Release or the Letter Agreement between the Company and myself dated of even date herewith to the contrary notwithstanding, my execution of this General Release does not constitute a release of the Company's obligation under the Agreement to make additional payments to me if it shall be determined that I am subject to additional excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, as a result of any payments made or benefits provided to me pursuant to the Agreement or otherwise in connection with a Change of Control (as defined in the Agreement).

     I understand that I may not revoke my acceptance of paragraph 2 of this General Release and that it is binding upon me whether or not I revoke my acceptance of paragraph 1 of this General Release.

     I have read and fully understand all of the provisions of this General Release. I acknowledge that none of the Released Parties has made any promise or representation to me in consideration for my agreement to execute this General Release that is not set out in this General Release, and that in executing this General Release I am not relying on any such promise or representation but instead am relying solely on my own judgment. I further acknowledge that my execution of this General Release is knowing and voluntary, that I have had a reasonable time to consider its terms, and that I have been advised to consult with an attorney about this General Release.


Date signed:________________________     _______________________________________
                                         Signature of Employee

Date signed:________________________     _______________________________________
                                         Witness